SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Settlement with Enron Corporation

On December 17, 2002, XTO Energy announced that final approval has been granted by the presiding bankruptcy court to settle all outstanding claims with Enron North America Corporation (Enron). As a result, XTO Energy will pay Enron $6 million to settle all obligations between both parties and will recognize a $2 million gain on settlement.

XTO Energy will also record additional gas revenue of $14 million relating to physical delivery contracts with Enron. In total, about $16 million of additional pre-tax income will be recognized in the fourth quarter of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: December 18, 2002	By:	BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller